Exhibit 10.5

GUARANTY

THIS GUARANTY (“Guaranty”) is effective as of May 31, 2017 by bebe management, inc., a Virginia corporation, bebe stores (Canada), inc., a California corporation, bebe studio, inc., a California corporation, and bebe studio realty, LLC, a California limited liability company (each a “Guarantor” and collectively, the “Guarantors”), in favor of GACP Finance Co., LLC, a Delaware limited liability company, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders from time to time party to the Loan Agreement referred to below. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, bebe stores, inc., a California corporation (“Parent” or “Borrower”), desires to obtain $35 million in term loan financing to facilitate the closing of leasing arrangements with landlords and for operating capital for itself and its Subsidiaries;

WHEREAS, to obtain such financing, Parent desires to enter into that certain Loan and Security Agreement of even date among Parent, the Lenders from time to time party thereto, and Administrative Agent (as amended, restated or replaced from time to time, the “Loan Agreement”);

WHEREAS, Guarantors are all of the Subsidiaries that are directly or indirectly wholly-owned by Parent;

WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that Guarantors guaranty the Obligations under the Loan Agreement and the other Loan Documents and that all real estate assets and personalty related thereto, certain equity interests and certain deposit accounts owned by Borrower or any Guarantor be pledged to Administrative Agent for the benefit of the Lenders;

WHEREAS, Guarantors will derive substantial direct and indirect benefits from the Loans, and to induce Lenders to enter into the Loan Agreement and advance Loans thereunder have agreed to execute and deliver this Guaranty; and

WHEREAS, this Guaranty and the Guaranteed Obligations will be secured by the Mortgaged Property pledged by bebe studio realty, LLC, as described in the Loan Agreement and the Mortgages;

NOW THEREFORE, for valuable consideration and as an inducement to the Lenders and Administrative Agent to enter into the Loan Agreement and to make the Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor covenants with the Administrative Agent as follows:

1. Subject to the provisions hereof, each Guarantor hereby absolutely and unconditionally, jointly and severally, guarantees to the Administrative Agent for itself and for the ratable benefit of the Lenders (each a “Guaranteed Party” and collectively the “Guarantied Parties”) the full and timely payment and performance of all Obligations of Borrower to the Guaranteed Parties, together with all Expenses pertaining to the enforcement hereof against any Guarantor or any Collateral (such Obligations are, collectively, the “Guaranteed Obligations”).

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2. Without limiting the generality of the guarantee set forth in Section 1, each Guarantor covenants to the Administrative Agent that if, Borrower fails to pay to the Guaranteed Parties all or any portion of the Guaranteed Obligations when and as due in accordance with the Loan Agreement and the other Loan Documents, such Guarantor shall pay in Borrower’s stead, or cause the payment of, such Guaranteed Obligations to the Administrative Agent for the benefit of the Guaranteed Parties at the times and in the manner set forth in Section 3 below.

3. All payments by each Guarantor to the Administrative Agent (i) shall be made in the United States, in United States Dollars, and to such account or accounts as the Administrative Agent may direct, (ii) shall be paid within one (1) Business Day after receipt by Guarantor from the Administrative Agent of written demand for such payment, and (iii) shall not be the subject of any offset against any amounts which may be owed by the Administrative Agent or any other Guaranteed Party to any Guarantor or Borrower; provided, however, that in the event of an Insolvency Proceeding of Borrower or any Guarantor all Guaranteed Obligations shall automatically become due and payable without written demand. Each and every Event of Default under the Loan Agreement shall give rise to a separate liability of Borrower to the Guaranteed Parties and a separate cause of action hereunder and a separate suit may be brought hereunder as each liability or cause of action arises, or such Defaults may be pursued collectively, all at the election of the Guaranteed Parties.

4. Each Guarantor agrees that the obligations of Guarantors under this Guaranty are irrevocable, absolute and unconditional, shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than the payment and performance in full (other than any indemnity obligation for unasserted claims that by its terms survive the termination of this Guaranty) of the Guaranteed Obligations as provided herein. The obligations of each Guarantor shall not be affected, modified or impaired or prejudiced (a) by any security now or hereafter held by any Guaranteed Party as security for the obligations of Borrower under the Loan Agreement and the other Loan Documents or (b) upon the happening from time to time of any one or more of the following, whether or not with notice to or consent of Borrower (except to the extent that Borrower’s consent may be required to effectuate a modification of the Loan Agreement or any other Loan Document) or Guarantors or any of them:

(i) the compromise, settlement, release, change, modification, waiver or termination of any of the covenants, terms or agreements of Borrower or any Guarantor set forth in any Loan Document (whether material or otherwise);

(ii) the waiver by any Guaranteed Party of the payment, performance or observance of any of the covenants, terms or agreements of Borrower or any Guarantor set forth in any Loan Document;

(iii) any extension of the time of payment, observance or performance of, any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, any subordination (whether present or future or contractual or otherwise) of, terms or agreements of Borrower or any Guarantor set forth in any Loan Document;

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(iv) the failure, omission, waiver, forbearance, delay or other indulgence on the part of any Guaranteed Party to enforce, ascertain or exercise any right, power or remedy under or pursuant to the terms of any Loan Document, including any election or failure to exercise any right of set-off, recoupment or counterclaim, and any election of remedies effected by the Administrative Agent or such Guaranteed Party;

(v) the bankruptcy, insolvency, winding up, dissolution, liquidation, administration, reorganization or other failure or financial disability of Borrower or any Guarantor, or any legal limitation, disability, incapacity or other circumstances relating to Borrower or any Guarantor;

(vi) the addition, substitution or partial or entire release of Borrower, any Guarantor, or any other Person primarily or secondarily liable or responsible for the performance and observance of any of the covenants, terms or agreements set forth in any Loan Document;

(vii) the compromise or settlement of any of the terms and provisions of, or any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Guaranteed Obligations;

(viii) the partial or entire release of any security for any of the Guaranteed Obligations or the neglect to perfect or enforce any security; and

(ix) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (A) VARIES THE RISK OF ANY GUARANTOR HEREUNDER OR (B) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF ANY GUARANTOR HEREUNDER OR DISCHARGE ANY GUARANTOR FROM ANY THEREOF.

5. Each Guarantor irrevocably and absolutely waives any and all right of subrogation, contribution, indemnification, reimbursement or similar rights against Borrower with respect to this Guaranty until the payment, performance or satisfaction of the Guaranteed Obligations in full (other than any indemnity obligation for unasserted claims that by its terms survive the termination of this Guaranty), whether such rights arise under an express or implied contract or by operation of law, it being the intention of Guarantor and the Guaranteed Parties that Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code or any other applicable law) of Borrower by reason of the existence of this Guaranty in the event that Borrower becomes a debtor in any proceeding under the Bankruptcy Code or any other applicable Law. In addition, no Guarantor shall exercise any rights of subrogation which Guarantor may acquire under this Guaranty, by any payment made hereunder or otherwise, until all of the liabilities and obligations of Borrower to the Guaranteed Parties under the Loan Documents shall have been paid and performed in full (other than any indemnity obligation for unasserted claims that by its terms survive the termination of this Guaranty). If

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any amount shall be paid to Guarantor on account of such subrogation rights at any time when all such liabilities and obligations shall not have been paid (other than any indemnity obligation for unasserted claims that by its terms survive the termination of this Guaranty), such amount shall be held in trust for the Administrative Agent on behalf of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Guaranteed Parties and applied to such liabilities and obligations, whether matured or unmatured.

6. The Administrative Agent may enforce against any Guarantor any and all of the rights of the Guarantied Parties under this Guaranty without having instituted or completed any legal, arbitration or other proceedings against Borrower or any other Guarantor. The Administrative Agent shall have the right, in its sole judgment and discretion, from time to time, to make demand for payment and performance and to proceed against any Guarantor for recovery of the total of any and all amounts due to the Guarantied Parties pursuant to this Guaranty as and when the same are due under the terms hereof, or to proceed from time to time against Guarantors for such portion of any or all such amounts.

7. The obligations of Guarantors under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the winding up, dissolution, administration, bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement or similar proceeding of Borrower or any other Guarantor, or by any defense which Borrower or any other Guarantor may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

8. With respect to all Guaranteed Obligations, this is a guarantee of payment and not of collection, and each Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation:

(a) any right to require any Guaranteed Party to proceed against Borrower, any Guarantor or any other person or to proceed against or exhaust any security held by any Guaranteed Party at any time or to pursue any other remedy in any Guaranteed Party’s power before proceeding against any Guarantor;

(b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of any Guaranteed Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;

(c) demand, presentment, protest, diligence, and notice of any kind, including without limitation notice of default, demand, dishonor, presentment, protest, or the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, any Guaranteed Party, any creditor of Borrower or any Guarantor or on the part of any other Person under this Guaranty or any other instrument or agreement in connection with any obligation or evidence of indebtedness held by any Guaranteed Party as collateral or in connection with the Guaranteed Obligations;

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(d) any defense based upon an election of remedies by any Guaranteed Party which destroys or otherwise impairs the subrogation rights of Guarantors, the right of Guarantors to proceed against Borrower or any other Guarantor for reimbursement;

(e) any duty on the part of any Guaranteed Party to disclose to Guarantors any facts the Administrative Agent or any other Guaranteed Party may now or hereafter know, regardless of whether a Guaranteed Party has reason to believe that any such facts materially increase the risk beyond that which Guarantors intends to assume, or has reason to believe that such facts are unknown to any Guarantor, or has a reasonable opportunity to communicate such facts to Guarantors, since each Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Borrower or any other Guarantor and of all circumstances bearing on the risk of non-payment by Borrower of its obligations under any Loan Document;

(f) any defense arising because of any Guaranteed Party’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; and

(g) any defense based upon any borrowing or grant of a security interest or use of cash collateral under Section 364 of the Bankruptcy Code.

9. Each Guarantor represents, covenants, and agrees that:

(a) Guarantor has derived or expects to derive a financial or other benefit or advantage from the extensions of Loans and any other credit and other financial accommodations provided to Borrower by the Guaranteed Parties under the Loan Agreement and the other Loan Documents;

(b) Guarantor has (i) the corporate or limited liability company power and authority to execute and deliver this Guaranty and to perform the obligations of Guarantor, (ii) taken all necessary corporate or limited liability company action to authorize this Guaranty and the performance by Guarantor of its obligations hereunder, and (iii) the legal right to own its property and to carry on its business as presently conducted or proposed to be conducted;

(c) this Guaranty has been duly executed and delivered by Guarantor and this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the application of bankruptcy and similar laws and of general equitable principles;

(d) the execution, delivery and performance of this Guaranty do not (and, to Guarantor’s knowledge will not), violate (i) any Organic Documents of Guarantor, (ii) any applicable provision of law, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect, or (iii) any agreement, instrument, indenture, deed or undertaking to which Guarantor is a party or by which Guarantor or any of its property is bound, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect;

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(e) such Guarantor has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect, except for (i) filings and recordings with respect to the Collateral to be made or delivered to Administrative Agent for filing or recording and (ii) those Necessary Authorizations, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect;

(f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the undersigned’s knowledge, threatened by or against Guarantor or any of its properties which, if adversely determined, could be reasonably likely to have a Material Adverse Effect; and

(g) Guarantor has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial or otherwise) of Borrower and its properties on a continuing basis, and Guarantor is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of Borrower and its respective properties.

10. Each Guarantor further covenants and agrees that:

(a) Guarantor will adhere to and comply with all representations, warranties and covenants applicable to any Subsidiary of Borrower under each Loan Document; and

(b) Promptly (and in any event within three (3) Business Days) upon each reasonable request from Administrative Agent or any Lender, Guarantor will deliver such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of such Guarantor.

11. Subject to the provisions of this Section, this Guaranty and all obligations of Guarantor hereunder shall automatically terminate upon the date upon which all Guaranteed Obligations (other than contingent obligations for which no claim has been asserted) have been paid and performed in full (the “Termination Date”). If all of the Equity Interests or any asset of any Guarantor is sold or otherwise disposed of in accordance with the terms of the Loan Agreement or any other Loan Document after the date hereof, Administrative Agent shall, at the request and sole expense of any Guarantor following any such termination, sale or disposition, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination, sale or release. Notwithstanding the foregoing, this Guaranty shall be reinstated if at any time following the Termination Date (a) any payment by any Guarantor under or pursuant to this Guaranty or (b) any payment by Borrower under or pursuant to the Loan Agreement or any other Loan Document, in each case made prior to the Termination Date, is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Borrower, Guarantor or any other Person, all as though such payment had not been made. Such period of reinstatement shall continue until satisfaction of the conditions contained in, and shall continue to be subject to, the provisions of this Guaranty.

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12. Contribution and Indemnity.

(a) Joint and Several Liability. All Obligations of Guarantors under this Guaranty and the other Loan Documents shall be joint and several Obligations of each Guarantor. Anything contained in this Guaranty and the other Loan Documents to the contrary notwithstanding, the Obligations of each Guarantor hereunder, solely to the extent that such Guarantor did not receive proceeds of Loans from any borrowing under the Loan Agreement, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code, 11 U.S.C. § 548, or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to any other Obligor or Affiliates of any other Obligor to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Obligor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of any Obligor of Obligations arising under guaranties by such parties.

(b) Subrogation. Until the Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full in cash or immediately available funds, each Guarantor shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against the other Guarantor or any other guarantor of the Obligations. Each Guarantor further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Guarantor may have against each other Guarantor or any collateral pledged by or assets of each other Guarantor shall be junior and subordinate to any rights Administrative Agent may have against the other Guarantors and any such collateral or assets. Guarantors under this Guaranty and the other Loan Documents together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Guaranty and the other Loan Documents. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty and the other Loan Documents (a “Funding Guarantor”) that exceeds its Obligation Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from the other Guarantor in the amount of such other Guarantors’ Obligation Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause Guarantors’ Obligation Aggregate Payments (as defined below) to equal its Obligation Fair Share as of such date.

(c) Definitions.

“Obligation Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (X) the Obligation Fair Share Contribution Amount (as defined below) with respect to such Guarantor to (Y) the aggregate of the Obligation Fair Share Contribution Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the other Loan Documents in respect of the Obligations guarantied.

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“Obligation Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Obligation Fair Share of such Guarantor over the Obligation Aggregate Payments of such Guarantor.

“Obligation Fair Share Contribution Amount” means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the Obligations of such Guarantor under this Guaranty and the other Loan Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that, solely for purposes of calculating the Obligation Fair Share Contribution Amount with respect to any Guarantor for purposes of this Section of this Guaranty, any assets or liabilities of such Obligor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.

“Obligation Aggregate Payments” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty and the other Loan Documents (including in respect of this Section 12) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantor as contributions under this Section 12. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their Obligations as set forth in this Section 12 shall not be construed in any way to limit the liability of any Guarantor hereunder or under any Loan Document.

13. Indemnity. Each Guarantor hereby agrees to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Indemnified Claim that may be instituted or asserted against or incurred by any of the Indemnitees; provided that any legal fees and expenses that shall be reimbursed shall be limited to the reasonable and documented fees, charges and disbursements of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction and solely in the case of an actual conflict of interest between Indemnitees where the Indemnitees affected by such conflict inform the Borrower or such Guarantor of such conflict, one additional counsel in each relevant jurisdiction material to the interest of the Lenders to each group of affected Indemnitees taken as a whole. Without limiting the generality of the foregoing, this indemnity shall extend to any Indemnified Claims instituted or asserted against or incurred by any of the Indemnitees under any Environmental Laws. The foregoing indemnities shall not apply to (a) Indemnified Claims incurred by any Indemnitee as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, (b) Indemnified Claims brought by the Borrower or any Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent

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jurisdiction, or (c) result from the presence, release or threat of release of Hazardous Materials or violations of Environmental Laws first occurring or first existing after completion of the foreclosure upon the Collateral, granting of a deed-in-lieu of foreclosure with respect to the Collateral or similar transfer of title or possession of the Collateral, unless such presence, release or violation is actually caused by any Obligor thereof. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of such Guarantor with respect to each indemnity given by it in this Guaranty or any of the other Loan Documents in favor of Administrative Agent and each Lender shall survive the payment in full of the Obligations.

14. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, sent by a nationally recognized overnight courier or delivered, to the address or, subject to the last sentence hereof, electronic mail address specified on Schedule I hereto or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b)(i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, four (4) Business Days after deposit in the mail, postage prepaid; (iii) if delivered by a nationally recognized overnight courier, one (1) Business Day after the date on which such notice or communication is deposited with such overnight courier; and (iv) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below), when delivered; provided, however, that notices and other communications pursuant to Section 3 shall not be effective until actually received by Guarantied Parties. Electronic mail and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

15. This Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; this Guaranty is not assignable except in accordance with the assignment of Loan Documents generally under the Loan Agreement.

16. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

17. Each Guarantor hereby consents to the non-exclusive jurisdiction of any United States federal court sitting in or with direct or indirect jurisdiction over the Borough of Manhattan or any state or superior court sitting in the Borough of Manhattan, in any action, suit or other proceeding arising out of or relating to this Guaranty or any of the other Loan Documents; and irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding involving any Obligor pertaining to this Guaranty or any Loan Document may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. Administrative Agent reserves the right to bring proceedings against any Guarantor in the courts of any other jurisdiction. Nothing in this Guaranty or any other Loan Document

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shall be deemed or operate to affect the right of the Administrative Agent to serve legal process in any other manner permitted by law or to preclude the enforcement by the Administrative Agent of any judgment or order obtained in such forum or the taking of any action under this Guaranty or any other Loan Document to enforce same in any other appropriate forum or jurisdiction.

18. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

19. EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20. Any invalid or unenforceable provisions in this Guaranty shall be deemed severed herefrom, and such whole or partial invalidity shall not affect the enforceability or validity of the balance of this Guaranty.

21. No failure on the part of the Administrative Agent or any other Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent or any other Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Administrative Agent or any other Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Administrative Agent or any other Guaranteed Party at any time or from time to time.

22. This Guaranty may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

23. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between Guarantor and the Guaranteed Parties with respect to the subject matter hereof. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of such termination, amendment, supplement, waiver or modification shall be sought.

[Signatures on following page]

SUBSIDIARY GUARANTY

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed as of the date first above written.

GUARANTORS:

bebe management, inc. bebe stores (Canada), inc. bebe studio, inc.

By:	/s/ Walter Parks
Name:	Walter Parks
Title:	Treasurer

bebe studio realty, LLC

By:	/s/ Manny Mashouf
Name:	Manny Mashouf
Title:	Sole Manager

ACCEPTED BY:

GACP Finance Co., LLC,
as Administrative Agent

By:	/s/ John Ahn
Name:	John Ahn
Title:	President

Signature page to Guaranty

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Schedule I

Notices

Guarantors:

bebe stores, inc.

400 Valley Drive

Brisbane, CA 94005

Attention: Walter Parks, President and COO

Phone No.: (415) 657-4631

Email: wparks@bebe.com

with a copy (which shall not constitute notice) to:

bebe stores, inc.

400 Valley Drive

Brisbane, CA 94005

Attention: Gary Bosch, General Counsel

Phone No.: (415) 657-4644

Email: gbosch@bebe.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Tad Freese

Phone No.: (650) 463-3060

Email: tad.freese@lw.com

Administrative Agent or Lenders:

GACP Finance Co., LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Attention: Legal Department, Kevin Ramos

Email: kramos@gacapitalpartners.com

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY10020-1089

Attention: Oscar Pinkas

Email: oscar.pinkas@dentons.com

Schedule I

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